UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRGIN MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-3778247 (I.R.S. Employer Identification No.)

909 Third Avenue, Suite 2863
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Virgin Media Inc. Share Incentive Plan
(Full title of the plan)

Scott Dresser
Secretary and General Counsel
Virgin Media Inc.
909 Third Avenue, Suite 2863
New York, New York 10022
(Name and address of agent for service)

(212) 906-8472
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non- accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (the “Common Stock”)	105,000 shares	$25.40	$2,667,000	$305.64

(1) Includes such additional number of shares as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”). Also includes rights (the “Rights”) to purchase shares of our Series A Junior Participating Preferred (or similar) Stock, issuable pursuant to that certain Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated as of March 25, 2004, as amended. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock reported on the NASDAQ Global Select Market on February 17, 2012.

EXPLANATORY NOTE

This Form S-8 Registration Statement of the Registrant relates to an aggregate of 105,000 shares of the Registrant’s Common Stock which may be offered pursuant to the Virgin Media Inc. Share Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the Virgin Media Inc. Share Incentive Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

References to “us,” “our,” “we” and “the Company” shall mean Virgin Media Inc., a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference in this Registration Statement the documents listed in (a) through (c) below.

a.  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 21, 2012;

b.  all reports filed by the Registrant pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered in the Annual Report referred to in (a) above; and

c.  the description of the Registrant’s common stock included in Exhibit 99.2 to the Quarterly Report on Form 10-Q, as filed with the SEC on May 8, 2008.

We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC Rules.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The Delaware General Corporation Law (the “DGCL”) provides that, subject to certain limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding (other than an action by or in the right of the corporation) on account of being a current or former director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person (i) acted in good faith and in a manner reasonably believed to be in the best interests of the corporation (or in some circumstances, at least not opposed to its best interests), and (ii) in a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper. To the extent that a current or former director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that person is not entitled to be so indemnified.

Our restated certificate of incorporation, bylaws, and our indemnity agreements with our officers and directors, provide for (i) the indemnification of our current or former directors and officers to the fullest extent permitted by law, and (ii) the advancement of expenses incurred in defending or otherwise participating in any proceeding in advance of its final position. The form of indemnity agreement provided to our directors and officers is an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2011 and is incorporated by reference herein.

The DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. Our restated certificate of incorporation and bylaws also provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against him or her. We have liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit No.	Description of Exhibit
4.1

Second Restated Articles of Incorporation of Virgin Media Inc. (Incorporated by reference to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 1, 2007).

4.2	Restated by-laws of Virgin Media Inc. (Incorporated by reference to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 1, 2007).

4.3

Equity Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the stockholders listed on the signature pages thereto (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Holdings Inc. as filed with the Securities and Exchange Commission on January 10, 2003).

Exhibit No.	Description of Exhibit

4.4

Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and W.R. Huff Asset Management Co., L.L.C. (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of Virgin Media Holdings Inc. as filed with the Securities and Exchange Commission on September 26, 2003).

4.5

Registration Rights Agreement, dated June 24, 2004, among Telewest Global, Inc., and Holders listed on the Signature pages thereto (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement on Form S-4 of Virgin Media Inc. as filed with the Securities and Exchange Commission on January 30, 2006).

4.6

Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, as Rights Agent (Incorporated by reference to Exhibit 4.36 to Amendment No. 2 to the Registration Statement on Form S-4 of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 30, 2004).

4.7

Amendment No. 1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, among Telewest Global, Inc. and The Bank of New York, a Rights Agent (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form 8-A of Virgin Media Inc. as filed with the Securities and Exchange Commission on October 3, 2005).

4.8

Amendment No. 2, dated as of March 3, 2006, to the Rights Agreement between Telewest Global, Inc. and The Bank of New York, as Rights Agent (Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form 8-A of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 6, 2006).

4.9

Amendment No. 3, dated as October 27, 2010, to the Rights Agreement, dated as of March 25, 2004, between Virgin Media Inc. and The Bank of New York Mellon (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on October 27, 2010).

4.10

Indenture for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and The Bank of New York, as trustee, dated as of April 16, 2008 (including form of 6.50% Convertible Senior Notes due 2016) (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on April 16, 2008).

ExhibitNo.	Description of Exhibit

4.11

Registration Rights Agreement for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., dated as of April 16, 2008 (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on April 16, 2008).

4.12*

Trust Deed of the Virgin Media Inc. Share Incentive Plan between Virgin Media Inc. and EES Trustees Limited, and schedule containing Rules of the Virgin Media Inc. Share Incentive Plan, both dated as of February 2, 2012.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (Included on signature page of this registration statement).

*  filed herewith

Item 9.    Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)   The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 21st day of February, 2012.

VIRGIN MEDIA INC.

By:	/s/ SCOTT DRESSER
Scott Dresser Secretary

POWER OF ATTORNEY

KNOWN BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Scott Dresser, Secretary and General Counsel, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s registration statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, on Form S-8 under the Securities Act, including, without limiting the generality of the foregoing, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and any and all additional registration statements pursuant to Instruction E to Form S-8 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil A. Berkett	Chief Executive Officer and Director	February 21, 2012
Neil A. Berkett	(Principal Executive Officer)

/s/ Eamonn O’Hare	Chief Financial Officer and Director	February 21, 2012
Eamonn O’Hare	(Principal Financial Officer)

/s/ Robert C. Gale	Vice President - Controller	February 21, 2012
Robert C. Gale	(Principal Accounting Officer)

Signature	Title	Date

/s/ Charles L. Allen	Director	February 21, 2012
Charles L. Allen

/s/ James A. Chiddix	Director	February 21, 2012
James A. Chiddix

/s/ Andrew J. Cole	Director	February 21, 2012
Andrew J. Cole

/s/ William R. Huff	Director	February 21, 2012
William R. Huff

/s/ Gordon D. McCallum	Director	February 21, 2012
Gordon D. McCallum

/s/ James F. Mooney	Director	February 21, 2012
James F. Mooney

/s/ John N. Rigsby	Director	February 21, 2012
John N. Rigsby

/s/ Steven J. Simmons	Director	February 21, 2012
Steven J. Simmons

/s/ Doreen A. Toben	Director	February 21, 2012
Doreen A. Toben

/s/ George R. Zoffinger	Director	February 21, 2012
George R. Zoffinger

EXHIBIT INDEX

4.1

Second Restated Articles of Incorporation of Virgin Media Inc. (Incorporated by reference to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 1, 2007).

4.2	Restated by-laws of Virgin Media Inc. (Incorporated by reference to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 1, 2007).

4.3

Equity Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the stockholders listed on the signature pages thereto (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Holdings Inc. as filed with the Securities and Exchange Commission on January 10, 2003).

4.4

Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and W.R. Huff Asset Management Co., L.L.C. (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of Virgin Media Holdings Inc. as filed with the Securities and Exchange Commission on September 26, 2003).

4.5

Registration Rights Agreement, dated June 24, 2004, among Telewest Global, Inc., and Holders listed on the Signature pages thereto (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement on Form S-4 of Virgin Media Inc. as filed with the Securities and Exchange Commission on January 30, 2006).

4.6

Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, as Rights Agent (Incorporated by reference to Exhibit 4.36 to Amendment No. 2 to the Registration Statement on Form S-4 of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 30, 2004).

4.7

Amendment No. 1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, among Telewest Global, Inc. and The Bank of New York, a Rights Agent (Incorporated by reference to Amendment No. 1 to the Registration Statement on Form 8-A of Virgin Media Inc. as filed with the Securities and Exchange Commission on October 3, 2005).

4.8

Amendment No. 2, dated as of March 3, 2006, to the Rights Agreement between Telewest Global, Inc. and The Bank of New York, as Rights Agent (Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form 8-A of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 6, 2006).

4.9

Amendment No. 3, dated as October 27, 2010, to the Rights Agreement, dated as of March 25, 2004, between Virgin Media Inc. and The Bank of New York Mellon (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange

Commission on October 27, 2010).

4.10

Indenture for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and The Bank of New York, as trustee, dated as of April 16, 2008 (including form of 6.50% Convertible Senior Notes due 2016) (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on April 16, 2008).

4.11

Registration Rights Agreement for 6.50% Convertible Senior Notes due 2016 between Virgin Media Inc. and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., dated as of April 16, 2008 (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on April 16, 2008).

4.12*

Trust Deed of the Virgin Media Inc. Share Incentive Plan between Virgin Media Inc. and EES Trustees Limited and schedule containing Rules of the Virgin Media Inc. Share Incentive Plan, both dated as of February 2, 2012.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (Included on signature page of this registration statement).

* filed herewith